Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of April 10, 2025 (this “Amendment”), by and among CRESCENT CAPITAL BDC FUNDING, LLC, a bankruptcy remote, special purpose Delaware limited liability company (the “Borrower”), CRESCENT CAPITAL BDC, INC., a Maryland corporation (the “Collateral Manager” and the “Equityholder”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (the “Administrative Agent” and the “Lender”).

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent, the Lender, Crescent Capital BDC, Inc., in its capacity as seller and Wells Fargo Bank, National Association, as the collateral agent are party to the Loan and Security Agreement, dated as of March 28, 2016 (as amended, modified and supplemented from time to time, the “Loan and Security Agreement”). Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

WHEREAS, the Borrower, the Collateral Manager, the Equityholder, the Administrative Agent and the Lender desire to amend and otherwise modify the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to Loan and Security Agreement. As of the date of this Amendment, the Loan and Security Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan and Security Agreement attached as Appendix A hereto.

2. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the date first written above, (i) no Default, Event of Default or Collateral Manager Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

3. Conditions Precedent. This Amendment shall become effective as of the date first written above upon the execution and delivery of this Amendment by each party hereto.

4. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

5. Ratification. Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall form a part of the Loan and Security Agreement for all purposes.

6. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

7. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

8. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof.

[Signature page follows]

2

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

CRESCENT CAPITAL BDC FUNDING, LLC, as Borrower

By:	/s/ Henry Chung
Name: Henry Chung
Title: President

[Signature Page to Eighth Amendment to LSA]

CRESCENT CAPITAL BDC FUNDING, INC., as Collateral Manager and Equityholder

By:	/s/ Henry Chung
Name: Henry Chung
Title: President

[Signature Page to Eighth Amendment to LSA]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and Lender

By:	/s/ Sarah Tsai
Name: Sarah Tsai
Title:

[Signature Page to Eighth Amendment to LSA]

APPENDIX A

Loan and Security Agreement Amendments

EXECUTION VERSION

Conformed through ~~Seventh~~Eighth Amendment dated as of ~~May 31~~April 10, ~~2024~~2025

$~~500,000,000~~400,000,000

LOAN AND SECURITY AGREEMENT

by and among

CRESCENT CAPITAL BDC, INC.,

(Collateral Manager)

CRESCENT CAPITAL BDC FUNDING, LLC,

(Borrower)

CRESCENT CAPITAL BDC, INC.,

(Seller)

CRESCENT CAPITAL BDC, INC.,

(Equityholder)

EACH OF THE LENDERS FROM TIME TO TIME PARTY HERETO,

(Lenders)

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Administrative Agent)

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

(Collateral Agent)

Dated as of March 28, 2016

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

Section 1.1	Certain Defined Terms	2
Section 1.2	Other Terms	~~48~~54
Section 1.3	Computation of Time Periods	~~48~~54
Section 1.4	Interpretation	~~49~~54

ARTICLE II

THE ADVANCES AND RELATED MATTERS

Section 2.1	The Advances	~~50~~59
Section 2.2	Procedures for Advances by the Lenders	~~51~~60
Section 2.3	Reduction of the Facility Amount; Principal Repayments	~~52~~61
Section 2.4	Determination of Interest	~~53~~62
Section 2.5	~~[Reserved]53~~Exchange Rates; Currency Equivalents; Daily Simple RFR Advances	63
Section 2.6	Borrowing Base Deficiency Cures	~~53~~63
Section 2.7	Priority of Payments	~~53~~61
Section 2.8	Alternate Priority of Payments	~~56~~63
Section 2.9	Collections and Allocations	~~57~~68
Section 2.10	Payments, Computations, etc	~~58~~69
Section 2.11	Fees	~~59~~67
Section 2.12	Increased Costs; Capital Adequacy; Illegality	~~59~~67
Section 2.13	Taxes	~~61~~69
Section 2.14	Reinvestment; Discretionary Sales, Substitution and Optional Sales of Loans	~~65~~72
Section 2.15	Assignment of the Sale Agreement	~~68~~76
Section 2.16	Capital Contributions	~~68~~76
Section 2.17	Defaulting Lenders	~~68~~76

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1	Conditions to Closing	~~70~~82
Section 3.2	Conditions Precedent to All Advances and Acquisitions of Loans	~~72~~82
Section 3.3	Custodianship; Transfer of Loans and Permitted Investments	~~75~~84

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1	Representations and Warranties of the Borrower	~~76~~86
Section 4.2	Representations and Warranties of the Borrower Relating to this Agreement and the Collateral	~~86~~96
Section 4.3	Representations and Warranties of the Collateral Manager	~~87~~96
Section 4.4	Representations and Warranties of the Collateral Agent	~~89~~98
Section 4.5	Representations and Warranties of the Seller	~~90~~100

ARTICLE V

GENERAL COVENANTS

Section 5.1	Affirmative Covenants of the Borrower	~~90~~100
Section 5.2	Negative Covenants of the Borrower	~~96~~107
Section 5.3	Affirmative Covenants of the Collateral Manager	~~99~~109
Section 5.4	Negative Covenants of the Collateral Manager	~~102~~112
Section 5.5	Affirmative Covenants of the Collateral Agent	~~102~~113
Section 5.6	Negative Covenants of the Collateral Agent	~~103~~114
Section 5.7	Covenant of the Seller	~~103~~114

ARTICLE VI

COLLATERAL ADMINISTRATION

Section 6.1	Appointment of the Collateral Manager	~~104~~114
Section 6.2	Duties of the Collateral Manager	~~104~~115
Section 6.3	Authorization of the Collateral Manager	~~112~~123
Section 6.4	Collection of Payments; Accounts	~~113~~124
Section 6.5	Realization Upon Loans	~~114~~125
Section 6.6	Collateral Manager Compensation	~~115~~125
Section 6.7	Expense Reimbursement	~~115~~125
Section 6.8	Reports; Information	~~116~~126
Section 6.9	Annual Statement as to Compliance	~~117~~127
Section 6.10	The Collateral Manager Not to Resign	~~117~~128
Section 6.11	Collateral Manager Termination Events	~~117~~128

ARTICLE VII

THE COLLATERAL AGENT
Section 7.1	Designation of Collateral Agent	~~118~~128
Section 7.2	Duties of Collateral Agent	~~118~~129

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Section 7.3	Merger or Consolidation	~~122~~132
Section 7.4	Collateral Agent Compensation	~~122~~133
Section 7.5	Collateral Agent Removal	~~122~~133
Section 7.6	Limitation on Liability	~~122~~133
Section 7.7	Resignation of the Collateral Agent	~~124~~135
Section 7.8	Release of Documents	~~124~~135
Section 7.9	Return of Underlying Instruments	~~125~~136
Section 7.10	Access to Certain Documentation and Information Regarding the Collateral; Audits	~~125~~136

ARTICLE VIII

SECURITY INTEREST

Section 8.1	Grant of Security Interest	~~126~~137
Section 8.2	Release of Lien on Collateral	~~127~~138

ARTICLE IX

EVENTS OF DEFAULT

Section 9.1	Events of Default	~~128~~139
Section 9.2	Remedies	~~130~~141
Section 9.3	[Reserved]	~~132~~142
Section 9.4	Application of Cash Collected	~~132~~142
Section 9.5	Rights of Action	~~132~~142
Section 9.6	Unconditional Rights of Lenders to Receive Principal and Interest	~~132~~143
Section 9.7	Restoration of Rights and Remedies	~~132~~143
Section 9.8	Rights and Remedies Cumulative	~~133~~143
Section 9.9	Delay or Omission Not Waiver	~~133~~143
Section 9.10	Waiver of Stay or Extension Laws	~~133~~144
Section 9.11	Power of Attorney	~~133~~144

ARTICLE X

INDEMNIFICATION

Section 10.1	Indemnities by the Borrower	~~134~~144
Section 10.2	Indemnities by the Collateral Manager	~~136~~147

ARTICLE XI

THE ADMINISTRATIVE AGENT

Section 11.1	Appointment	~~138~~148
Section 11.2	Standard of Care	~~138~~149

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Section 11.3	Administrative Agent’s Reliance, etc	~~139~~149
Section 11.4	Credit Decision with Respect to the Administrative Agent	~~139~~150
Section 11.5	Indemnification of the Administrative Agent	~~139~~150
Section 11.6	Successor Administrative Agent	~~140~~150
Section 11.7	Payments by the Administrative Agent	~~140~~151
Section 11.8	Erroneous Payments	~~140~~151

ARTICLE XII

MISCELLANEOUS

Section 12.1	Amendments and Waivers	~~143~~153
Section 12.2	Notices, etc	~~146~~155
Section 12.3	Ratable Payments	~~146~~155
Section 12.4	No Waiver; Remedies	~~146~~155
Section 12.5	Binding Effect; Benefit of Agreement	~~146~~155
Section 12.6	Term of this Agreement	~~147~~156
Section 12.7	Governing Law	~~147~~156
Section 12.8	Consent to Jurisdiction; Waiver of Objection to Venue	~~147~~156
Section 12.9	Costs and Expenses	~~148~~157
Section 12.10	No Proceedings	~~148~~157
Section 12.11	Recourse Against Certain Parties	~~149~~158
Section 12.12	Protection of Right, Title and Interest in the Collateral; Further Action Evidencing Advances	~~151~~160
Section 12.13	Confidentiality	~~152~~161
Section 12.14	Execution in Counterparts; Severability; Integration	~~153~~162
Section 12.15	Waiver of Setoff	~~154~~163
Section 12.16	Assignments by the Lenders	~~154~~163
Section 12.17	Heading and Exhibits	~~155~~164
Section 12.18	Intent of the Parties	~~155~~164
Section 12.19	Recognition of the U.S. Special Resolution Regimes	165

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(other than such amounts described by Section 2.7(a)(1), (a)(2)(A), (a)(3), (a)(6) and (a)(8), Section 2.7(b)(1), (b)(2)(A), (b)(3), (b)(7) and (b)(9) and Section 2.8(1), (2)(A), (3), (7) and (9)) due or accrued and payable by the Borrower to any Person pursuant to any provision of any Transaction Document.

“Advance”: The meaning specified in Section 2.1(a).

“Advance Date”: With respect to any Advance, the date on which such Advance is made.

“Advances Outstanding”: On any date of determination, the aggregate principal amount of all Advances outstanding on such day, after giving effect to all repayments of Advances and the making of new Advances on such day; provided that, in each case, other than as explicitly set forth herein, if such Advances and repayments are denominated in ~~an Available~~a Non-Hardwired Currency ~~other than Dollars~~, Advances Outstanding shall be measured in respect of the equivalent in Dollars of such amounts, determined by the ~~Collateral Manager~~Administrative Agent using the ~~Applicable Exchange~~Spot Rate.

“Advisers Act”: The United States Investment Advisers Act of 1940, as amended.

“Affected Party”: The Administrative Agent, the Lenders and each of their respective assigns.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director or officer of such Person; provided that, for purposes of determining whether any Loan is an Eligible Loan or any Obligor is an Eligible Obligor, the term Affiliate shall not include any Affiliate relationship which may exist solely as a result of direct or indirect ownership of, or control by, a common Financial Sponsor. For purposes of this definition, “control,” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Borrowing Base”: As of any Measurement Date, an amount equal to the least of:

(a) the aggregate sum of (i) the sum of the products, for each Eligible Loan (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iii) the Unfunded Exposure Equity Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (iv) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable);

(b) (i) the aggregate Adjusted Borrowing Value of all Eligible Loans (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date minus (ii) the Minimum Equity Amount, plus (iii) the amount on deposit in the Principal Collection Account and the Principal Collections on deposit in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable) as of such date, minus (iv) the Unfunded Exposure Equity Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (v) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable); and

(c) (i) the Facility Amount, minus (ii) the Unfunded Exposure Amount (converted into Dollars using the Applicable Exchange Rate, if applicable), plus (iii) the lesser of (x) the Unfunded Exposure Amount (converted into Dollars using the Applicable Exchange Rate, if applicable) (y) the amount on deposit in the Unfunded Exposure Account and the amounts designated as Unfunded Exposure Collections in the Canadian Dollar Account, the Euro Account and the GBP Account (converted into Dollars using the Applicable Exchange Rate, if applicable).

“Agreement”: The meaning specified in the Preamble.

“Alternative Currency Equivalent”: Subject to Section 2.5, for any amount, at the time of determination thereof, with respect to any amount expressed in Dollars, the equivalent of such amount thereof in the applicable Non-Hardwired Currency as determined by the Administrative Agent in its sole discretion by reference to the most recent Spot Rate (as determined as of the most recent Revaluation Date) for the purchase of such Non-Hardwired Currency with Dollars.

“Anti-Corruption Laws”: (a) The U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder or any of their respective Subsidiaries is located or doing business.

“Anti-Money Laundering Laws”: The Applicable Laws in any jurisdiction in which the Borrower, the Collateral Manager, the Equityholder or any of their respective Subsidiaries are located or doing business that relates to money laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.

“Applicable Exchange Rate”: With respect to any ~~Available~~Non-Hardwired Currency ~~(other than Dollars)~~ on any date of determination (x) for an actual currency exchange, the applicable currency~~-~~-Dollar spot rate obtained by the Collateral Agent through its FX desk ~~on~~at the time of such ~~date~~exchange, obtained upon the written direction of the Collateral Manager or (y) ~~if the Collateral Agent fails to obtain a spot rate pursuant to clause (x)~~for all other purposes, the applicable currency~~-~~- Dollar spot rate ~~provided (either by publication or otherwise provided or made available to the Administrative Agent)~~obtained by the Collateral Manager through customary banking channels on ~~the Thomson Reuters screen for such currency (i) if such date is a Determination Date, at the end of such day or (ii) otherwise, at the end of the immediately preceding Business Day~~such date.

“Applicable Law”: For any Person or property of such Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority which are applicable to such Person or property (including, without limitation, predatory lending laws, usury laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Percentage”: (a) With respect to any Eligible Loan that is a Broadly Syndicated Loan, 75.0%, (b) with respect to any Eligible Loan that is a Middle Market Loan, 67.5%, (c) with respect to any Eligible Loan that is a First Lien Last Out Loan, 45.0% and (d) with respect to any Eligible Loan that is a Second Lien Loan, 25.0%.

“Applicable Reference Rate”: (a) With respect to Advances denominated in Dollars, Daily Simple SOFR, (b) with respect to any Advances denominated in Canadian Dollars, ~~Daily Simple~~Term CORRA for the applicable Interest Period, (c) with respect to any Advances denominated in GBP, Daily Simple SONIA or (d) with respect to any Advances denominated in Euros, EURIBOR for the applicable Interest Period.

“Applicable Spread”: The rate per annum set forth in the Fee Letter.

“Approval Notice”: An approval notice signed by the Administrative Agent substantially in the form of Exhibit A-5 hereto.

“Approved Jurisdictions”: Austria, Belgium, Canada, Denmark, Finland, France, Germany, Norway, Ireland, Luxembourg, The Netherlands, Sweden, Switzerland, the United Kingdom, the United States and any other country added with the prior written consent of the Administrative Agent in its sole discretion.

“Assigned Value”: With respect to each Loan, the lowest (to the extent applicable) of:

(a) the lower of (i) its Purchase Price and (ii) the value of such Loan (expressed as a percentage of par) as determined by the Administrative Agent in its sole discretion as of the date upon which such Loan is acquired by the Borrower; provided that the Administrative Agent may, in its sole discretion in accordance with its receipt of a written request from the Borrower (which request may be delivered at any time, provided that such request shall be deemed to have been received by the Administrative

“Available Currency”: Dollars, Canadian Dollars, Euros and GBP.

“Available Funds”: With respect to any Payment Date, all amounts on deposit in the Collection Account (including, without limitation, any Collections) as of the last day of the related Accrual Period, other than (x) Excluded Amounts and (y) Principal Collections designated for the purchase of Eligible Loans pursuant to Section 2.14 with respect to which the related trade date (but not settlement date) has occurred.

“Available Tenor”: As of any date of determination and with respect to any then-current Benchmark for any Available Currency, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.18(e).

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: For any day, the rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) equal to the greatest of (a) zero, (b) the Federal Funds Rate in effect on such day plus 1⁄2 of 1% and (c) the Prime Rate in effect on such day.

“Benchmark”: Initially, with respect to an Available Currency, the Applicable Reference Rate; provided that if a Benchmark Transition Event with respect to such Applicable Reference Rate has occurred, then “Benchmark” means, with respect to the Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, such Available Currency, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.18(a).

“Benchmark Replacement”: With respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for such Benchmark, giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment, if any; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for purposes of this Agreement and the other Transaction Documents.

“Benchmark Replacement Adjustment”: With respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such

Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Available Currency at such time.

“Benchmark Replacement Date”: The earlier to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark~~;~~ (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by ~~or on behalf of~~the regulatory supervisor for the administrator of such Benchmark (or such component thereof) ~~or the regulatory supervisor for the administrator of such Benchmark (or such component thereof)~~ to be non-representative ~~or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks~~; provided that such non-representativeness~~, non-compliance or non-alignment~~ will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any ~~other tenor~~Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: With respect to the then-current Benchmark for any Available Currency, the occurrence of one or more of the following events with respect to such Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~any~~such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by ~~or on behalf of~~the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) ~~or the regulatory supervisor for the administrator of such Benchmark (or such component thereof)~~ announcing that such Benchmark (or such component thereof) ~~is~~or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with ~~or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks~~.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date”: Following the occurrence of a Benchmark Transition Event with respect to any then-current Benchmark for any Available Currency, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period”: With respect to any then-current Benchmark for any Available Currency, the period (if any) (x) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(a) and (y) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Transaction Document in accordance with Section 2.18(a). both of S&P and Moody’s (or the related Obligor is rated by either or both of S&P and Moody’s) and no such rating is lower than “B3” in the case of Moody’s and “B-” in the case of S&P and (iv) has a related Obligor with EBITDA of at least $75,000,000 for the twelve months immediately prior to the acquisition of such Loan by the Borrower.

“Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in New York, New York; Charlotte, North Carolina; or the United States location of the Collateral Agent’s Corporate Trust Office; provided that, if any determination of a Business Day shall relate to an Advance bearing interest at (~~x)~~w), Daily Simple ~~CORRA~~SOFR, the term “Business Day” shall also exclude any day ~~on which banks are not open for dealings in Canadian Dollar deposits in Canada~~that is not a U.S. Government Securities Business Day, (x) Term CORRA, the term “Business Day” shall also exclude any day that is not a CORRA Business Day, (y) Daily Simple SONIA, the term “Business Day” shall also exclude any ~~date on which banks are not open for dealings in GBP deposits in the London interbank market~~day that is not a SONIA Business Day and (z) EURIBOR, the term “Business Day” shall also exclude any ~~date on which banks are not open for dealings in Euro deposits in the euro interbank market. For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be~~day that is not a ~~“~~Eurocurrency Business Day.~~”~~ For avoidance of doubt, if the offices of the Collateral Agent are authorized by applicable law, regulation or executive order to close on any day but such offices remain open on such day, such day shall not be a “Business Day.”

“Canadian Dollar Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Canadian Dollars in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Canadian Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Canadian Dollars that are Principal Collections on deposit in the Canadian Dollar Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Canadian Dollars, plus (iv) the amount of Canadian Dollars that are Unfunded Exposure Collections on deposit in the Canadian Dollar Account.

“Canadian Dollars”: The lawful currency for the time being of Canada.

“Capital Stock”: Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or limited liability company, any and all similar ownership interests in a Person (other than a corporation), and any and all warrants, rights or options to purchase any of the foregoing.

“Cash”: Cash or legal currency of the United States as at the time shall be legal tender for payment of all public and private debts.

(g) (i) the Collateral Manager or an Affiliate thereof ceases to be the Equityholder without the prior written consent of the Administrative Agent, (ii) Crescent Capital BDC, Inc. ceases to be Collateral Manager, or (iii) the Collateral Manager assigns any of its rights or obligations under any Transaction Document to any Person;

(h) any failure by the Collateral Manager to deliver any (i) portfolio level monitoring reports (other than any portfolio level monitoring reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder on or before the date occurring five (5) Business Days after notice of such failure or such request is delivered to the Collateral Manager by the Administrative Agent or (ii) other Required Reports (other than any Required Reports not yet received by the Collateral Manager) required to be delivered by the Collateral Manager hereunder on or before the date occurring five (5) Business Days after notice of such failure is delivered to the Collateral Manager by the Administrative Agent;

(i) the failure of the Collateral Manager to make any payment when due (after giving effect to any related grace period) with respect to any borrowed money which exceeds $2,500,000 in the aggregate, or the occurrence of any event or condition that has resulted in the acceleration of such borrowed money, whether or not waived;

(j) the rendering against the Collateral Manager of one or more final judgments, decrees or orders for the payment of money in excess of $2,500,000, individually or in the aggregate, and the Collateral Manager shall not have, within thirty (30) days of the rendering thereof, either (i) had any such judgment, decree or order dismissed or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of such judgment, decree or order to be stayed during the pendency of the appeal;

(k) any three of Jason Breaux, Ray Barrios, John Bowman and Chris Wright shall fail to provide active and material participation in the Collateral Manager’s daily activities (including, without limitation, general management, underwriting, credit approval, and credit monitoring) and such persons are not replaced with other individuals reasonably acceptable to the Administrative Agent within 90 days;

(l) the Collateral Manager or Equityholder shall fail to maintain at least $~~25,000,000~~20,000,000 of unencumbered liquidity (calculated as the sum of (i) cash or cash equivalents, (ii) advances or the equivalent thereof available under any revolving credit facility and (iii) uncalled capital commitments, in each case which are not subject to any Liens (other than all asset liens) or which otherwise would be considered available for general corporate purposes in the reasonable determination of the Collateral Manager);

(m) the Collateral Manager or the Equityholder shall fail to maintain, (i) shareholders’ equity in an amount equal to $400,000,000 plus 25% of the net proceeds of the sale of equity interests in the Equityholder through such initial public offering, as determined as of the most recently ended fiscal quarter of the Equityholder and (ii) its status as a “business development company” under the 1940 Act; or

(n) any failure by the Collateral Manager to deposit (or caused to be deposited) into the Collection Account any Collections received by it within two (2) Business Days of the date required in accordance with Section 2.9(a) (or, if such failure is solely due to administrative error by the Collateral Agent within two (2) Business Days following the earlier of notice to the Collateral Manager or actual knowledge of the Collateral Manager).

“Collateral Manager Termination Notice”: The meaning specified in Section 6.11.

“Collection Account”: A Securities Account created and maintained on the books and records of the Securities Intermediary entitled “Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties. The Collection Account shall have at least two sub-accounts, the Interest Collection Account and the Principal Collection Account.

“Collection Date”: The date on which the Obligations have been irrevocably paid in full in accordance with Section 2.3(b) and Section 2.7 or 2.8, as applicable, and the Commitments have been irrevocably terminated in full pursuant to Section 2.3(a) or as a result of the end of the Reinvestment Period.

“Collections”: (a) All Cash collections and other Cash proceeds of any Loan, including, without limitation or duplication, any Interest Collections, Principal Collections, amendment fees, late fees, prepayment fees, waiver fees or other amounts received in respect thereof (but excluding any Excluded Amounts) and (b) earnings on Permitted Investments or otherwise in any Account. For the avoidance of doubt, Advances shall not constitute Collections.

“Commitment”: With respect to each Lender, the commitment of such Lender to make Advances in accordance herewith prior to the Reinvestment Period End Date, in an aggregate amount not to exceed the Facility Amount and, for each Lender, the amount opposite such Lender’s name set forth on Annex B hereto or on Schedule I to the Joinder Supplement relating to each such Lender.

“Commitment Reduction Fee”: With respect to any reduction of the Facility Amount pursuant to Section 2.3(a), an amount equal to the product of (a) the amount of such reduction multiplied by (b) the applicable Commitment Reduction Percentage.

“Commitment Reduction Percentage”: On or prior to the ~~one-year~~eighteen (18) month anniversary of the ~~Seventh~~Eighth Amendment Closing Date, 1.00%.

“Conforming Changes”: With respect to the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate”, the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “CORRA Business Day,” the definition of “SONIA

Business Day,” the definition of “Eurocurrency Business Day,” the definition of “Accrual Period” ~~or any similar or analogous~~, the definition ~~(or the addition of a concept of “interest period~~of “Interest Period,”~~),~~ timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.12 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice in connection with the use, administration, adoption or implementations of any ~~Benchmark Replacement~~such rate is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such ~~Benchmark Replacement~~rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Transaction Documents).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any material mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Control”: The possession, directly or indirectly, of either or both (a) the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise and/or (b) greater than or equal to 50% of the equity interests in a Person.

“Corporate Trust Office”: The applicable designated corporate trust office of the Collateral Agent specified on Annex A hereto, or such other address within the United States as the Collateral Agent may designate from time to time by at least 30 days prior written notice to the Administrative Agent.

“CORRA”: A rate equal to the Canadian Overnight Repo Rate Average as administered by the CORRA Administrator.

~~“CORRA Adjustment”: A percentage equal to 0.29547 (29.547 basis points) per annum.~~

“CORRA Administrator”: The Bank of Canada, ~~(~~or ~~any~~a comparable or successor administrator~~)~~ approved by the Administrative Agent.

“CORRA ~~Administrator’s Website”: The website of the CORRA Administrator, currently at https://www.bankofcanada.ca, or any successor source for the Canadian Overnight Repo Rate Average identified as such by the CORRA Administrator from time to time.~~

~~“CORRA Determination Day”: The meaning specified in the definition of “Daily Simple CORRA.”~~

~~“CORRA Rate Day”: The meaning specified in the definition of “Daily Simple CORRA.”~~Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in Toronto.

“Covered Party”: Any Secured Party that is one of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b), or any subsidiary of such a covered bank to which 12 C.F.R. Part 47 applies in accordance with 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Daily Simple ~~CORRA”: For any day (a “CORRA Rate Day”), a rate per annum equal to the greater of (a) the sum of (x) CORRA for the day (such day, a “CORRA Determination Day”) that is five (5) Business Days prior to (i) if such CORRA Rate Day is a Business Day, such CORRA Rate Day or (ii) if such CORRA Rate Day is not a Business Day, the Business Day immediately preceding such CORRA Rate Day, in each case, as such CORRA is published by the CORRA Administrator on the CORRA Administrator’s Website, plus (y) the CORRA Adjustment and (b) the Floor. If by 5:00 p.m. (Toronto time) on the second (2nd) Business Day immediately following any CORRA Determination Day, CORRA in respect of such CORRA Determination Day has not been published on the CORRA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple CORRA has not occurred, then CORRA for such CORRA Determination Day will be CORRA as published in respect of the first preceding Business Day for which such CORRA was published on the CORRA Administrator’s Website; provided that CORRA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple CORRA for no more than three (3) consecutive CORRA Rate Days; provided further that in no event shall Daily Simple CORRA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple CORRA due to a change in CORRA shall be effective from and including the effective date of such change in CORRA without notice to Borrower~~RFR Advance”: Any Advance that bears interest at a rate based on Daily Simple SOFR or Daily Simple SONIA.

“Daily Simple SOFR”: For any day (a “SOFR Rate Day”), a rate per annum equal to the greater of (a) SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website, and (b) the Floor. If by 5:00 p.m. on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days; provided further that in no event shall Daily Simple SOFR determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Daily Simple SONIA”: For any day (a “SONIA Rate Day”), a rate per annum equal to the greater of (a) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) SONIA Business Days prior to (i) if such SONIA Rate Day is a SONIA Business Day, such SONIA Rate Day or (ii) if such SONIA Rate Day is not a SONIA Business Day, the SONIA Business Day immediately preceding such SONIA Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (b) the Floor. If by 5:00 p.m. (London time) on the second (2nd) SONIA Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SONIA has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding SONIA Business Day for which such SONIA was published on the SONIA Administrator’s Website; provided that any SONIA determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SONIA for no more than three (3) consecutive SONIA Rate Days; provided further that in no event shall Daily Simple SONIA determined pursuant to this sentence be less than the Floor. Any change in Daily Simple SONIA due to a change in SONIA shall be effective from and including the effective date of such change in SONIA without notice to the Borrower.

“Default”: Any event that, with the giving of notice or the lapse of time, or both, would become an Event of Default.

“Default Right”: The meaning assigned to that term in, and interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: Any Lender that (i) has failed to fund any portion of the Advances required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless such amount is the subject of a good faith dispute, (iii) has notified the Borrower, the Administrative Agent or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply or has failed to comply with its funding obligations under this Agreement or generally under other agreements in which it commits or is obligated to extend credit, or (iv) has become or is insolvent or has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Draw Loan”: A Loan that is (x) fully committed on the initial funding date of such Loan and (y) requires one or more future advances to be made by the Borrower and which does not permit the re-borrowing of any amount previously repaid by the related Obligor; provided that such loan shall only be considered a Delayed Draw Loan for so long as any future funding obligations remain in effect and only with respect to any portion which constitutes a future funding obligation.

“Designated Loan”: Any Loan (other than a Broadly Syndicated Loan) that the Administrative Agent, in its sole discretion, has designated as a “Designated Loan” on the related Approval Notice solely for the purposes of determining the Assigned Value of such Loan in reference to the “Minimum Facility Attachment Ratio” specified therefor and set forth in the definition of “Assigned Value.”

“Determination Date”: The last day of each calendar month.

“Discretionary Sale”: The meaning specified in Section 2.14(c).

“Disruption Event”: The occurrence of any of the following with respect to an Available Currency: (a) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain such Available Currency in the applicable interbank market to fund any Advance, (b) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability, for any reason, of such Lender to determine the Benchmark then-applicable to such Available Currency, (c) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of a determination by such Lender that the rate at which deposits of such Available Currency are being offered to such Lender in the applicable interbank market does not accurately reflect the cost to such Lender of making, funding or maintaining any Advance or (d) any Lender shall have notified the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower of the inability of such Lender, as applicable, to obtain such Available Currency to make, fund or maintain any Advance.

“Dollar Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Dollars as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Dollars on deposit in the Principal Collection Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Dollars, plus (iv) the amount of Dollars on deposit in the Unfunded Exposure Account.

“Dollar Equivalent”: Subject to Section 2.5, for any amount, at the time of determination thereof: (a) with respect to any amount denominated in Dollars, such amount; and (b) with respect to any amount denominated in any Non-Hardwired Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time in its sole discretion by reference to the most recent Spot Rate for such Non-Hardwired Currency (as determined as of the most recent Revaluation Date) for the purchase of Dollars with such Non-Hardwired Currency.

“Dollars”: Means, and the conventional “$” signifies, the lawful currency of the United States.

“EBITDA”: With respect to the Relevant Test Period with respect to the related Loan, the meaning of “EBITDA,” “Adjusted EBITDA” or any comparable definition in the Underlying Instruments for such Loan, and in any case that “EBITDA,” “Adjusted EBITDA” or such comparable definition is not defined in such Underlying Instruments, an amount, for the Obligors on such Loan (determined on a consolidated basis without duplication in accordance with GAAP) equal to earnings from continuing operations for such period plus (a) interest expense, (b) income taxes, (c) depreciation and amortization for such Relevant Test Period (to the extent deducted in determining earnings from continuing operations for such period), (d) amortization of intangibles (including, but not limited to, goodwill, financing fees and other capitalized costs), other non-cash charges and organization costs, (e) extraordinary losses in accordance with GAAP, (f) one-time, non-recurring non-cash charges consistent with the compliance statements and financial reporting packages provided by the Obligors, and (g) any other item the Borrower and the Administrative Agent mutually deem to be appropriate.

“Eighth Amendment Closing Date”: April 10, 2025.

“Eligible Loan”: Each Loan which complies with each of the following eligibility requirements (unless, at the written request of the Borrower or the Collateral Manager on behalf of the Borrower, the Administrative Agent in its sole discretion agrees to waive any such eligibility requirement with respect to such Loan):

(a) such Loan has been approved by the Administrative Agent in its sole discretion as evidenced by an Approval Notice delivered by the Administrative Agent with respect to such Loan;

(b) such Loan is a Broadly Syndicated Loan, a Middle Market Loan, a First Lien Last Out Loan or a Second Lien Loan which has been assigned to the Borrower pursuant to an assignment agreement either (i) complying with the related Underlying Instruments or (ii) on the LSTA standard assignment form;

(c) [reserved];

(d) after giving effect to the Borrower’s acquisition thereof, the Borrower has good and marketable title to, and is the sole owner of, such Loan, and the Borrower has granted to the Collateral Agent for the benefit of the Secured Parties a valid and perfected first priority (subject to Permitted Liens) security interest in such Loan and the related Collections and Underlying Instruments;

(e) each Obligor with respect to such Loan is an Eligible Obligor;

(f) such Loan is payable in an Available Currency (or any other currency approved by the Administrative Agent in its sole discretion) and does not permit the currency in which such Loan is payable to be changed;

(y) as of the date the Borrower acquired such Loan, there is no default, breach, violation or event or condition for which the lenders have elected to exercise remedies (other than the implementation of a default rate of interest);

(z) the Underlying Instruments for such Loan do not contain a confidentiality provision that would prohibit the Collateral Agent, the Administrative Agent or any Lender from accessing all necessary information with regard to such Loan if such Persons agree to comply with customary and market confidentiality provisions;

(aa) as of the date the Borrower acquired such Loan, if such Loan is one of a number of loans made to the same Obligor at the same seniority in such Obligor’s capital structure, such Loan and all such other loans contain standard cross-collateralization and cross-default or cross-acceleration provisions;

(bb) the rights to service, administer and enforce all rights and remedies under the related Underlying Instruments inure to the benefit of the holder of such Loan or its designee (including the administrative agent for such Loan);

(cc) no related Obligor is subject to an Insolvency Proceeding;

(dd) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to the four (4) largest Obligors and their respective Affiliates that are either Broadly Syndicated Loans or Middle Market Loans does not exceed $~~35,000,000~~28,000,000 (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date) for such Obligor; provided that after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to any other Obligor and its Affiliates shall not exceed $~~30,000,000~~24,000,000 (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(ee) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans made to a single Obligor and its Affiliates that are either First Lien Last Out Loans or Second Lien Loans does not exceed $~~20,000,000~~16,000,000;

(ff) after giving effect to the acquisition of such Loan, the Unfunded Exposure Amount (plus the aggregate funded principal balance of all revolving loans) does not exceed 10% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(gg) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans that are either First Lien Last Out Loans or Second Lien Loans in the aggregate does not exceed 20.0% of the greater of (i) the Adjusted Borrowing Value and (ii) the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date); provided that the sum of the Adjusted Borrowing Value of all Eligible Loans that are Second Lien Loans shall not exceed 10.0% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(hh) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans which pay interest less frequently than quarterly does not exceed 10% of the Facility Amount (or, on and after the Reinvestment Period End Date, the Facility Amount immediately prior to the Reinvestment Period End Date);

(ii) after giving effect to the acquisition of such Loan, the sum of the Adjusted Borrowing Value of all Eligible Loans (i) with Obligors organized under the federal or provincial laws of, or with principal operations located in, and are underwritten with Underlying Assets located in, an Approved Jurisdiction other than the United States and/or (ii) denominated in ~~an Available~~a Non-Hardwired Currency ~~other than Dollars~~ does not exceed 15% of the Facility Amount;

(jj) such Loan, together with the Underlying Instruments related thereto, is not subject to, or the subject of any assertions in respect of, any material litigation, dispute or offset;

(kk) if such Loan is acquired by the Borrower from the Seller, (i) such Loan was sourced or originated by the Seller or its Affiliates in the ordinary course of business, and (ii) the Seller has caused its master computer records to be clearly and unambiguously marked to indicate that such Loan has been sold to the Borrower;

(ll) to the knowledge of the Borrower, the Obligor with respect to such Loan (and each other material guarantor of such Obligor’s obligations thereunder) had full legal capacity to execute and deliver the related Underlying Instruments;

(mm) for any Loan originated by the Seller or its Affiliates, the Seller or its applicable Affiliate had all necessary licenses and permits to originate such Loan in the State where the related Obligor is located, except where the failure to have such licenses and permits would not have a Material Adverse Effect;

(nn) to the extent required by Applicable Law, the Borrower has all licenses and permits to purchase and own such Loan and enter into the applicable Underlying Instruments as a lender in the State where such Obligor is located except where the failure to have such licenses or permits would not have a material adverse effect on the Borrower or any Secured Party;

(oo) neither the related Obligor, any other party obligated with respect to such Loan or any Governmental Authority has alleged that such Loan or any related Underlying Instrument is illegal or unenforceable;

(pp) such Loan requires the related Obligor to maintain the Underlying Assets for such Loan in good repair and to maintain adequate insurance with respect thereto; and within the meaning of Section 414(b) or (c) of the Code or, for purposes of ERISA Section 302 and Code Section 412, Section 414(m) or (o) of the Code.

“Erroneous Payment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Deficiency Assignment”: The meaning specified in Section 11.8(a).

“Erroneous Payment Return Deficiency”: The meaning specified in Section 11.8(a).

“EURIBOR”: For any day during the applicable ~~Accrual~~Interest Period with respect to each Advance denominated in Euros, the greater of (I) the Floor and (II) ~~(a)~~ the rate per annum ~~appearing on Reuters Screen EURIBOR01 Page (or any successor or substitute page) as the euro interbank offered rate~~equal to the Euro Interbank Offered Rate as administered by the European Money ~~Market~~Markets Institute, ~~(~~or ~~any other person which takes over the administration of that rate) for deposits in Euros at approximately 11:00 a.m., London time, for such day; provided that, if such day is not a Business Day, the immediately preceding Business Day, for a three-month maturity; and (b) if no rate specified in clause (II)(a) of this definition so appears on Reuters Screen EURIBOR01 Page (~~a comparable or any successor ~~or substitute page), the interest rate per annum at which dollar deposits of €5,000,000 and~~administrator approved by the Administrative Agent, for a ~~three-~~period of one month ~~maturity are offered by the principal London office of Wells Fargo in immediately available funds in such interbank market~~, at approximately 11:00 a.m.~~, London~~ (Brussels time~~, for such day~~) on the applicable Eurocurrency Rate Determination Day.

“Euro” and “€”: The lawful currency of each state so described in any EMU Legislation introduced in accordance with the EMU Legislation.

“Euro Account”: Collectively, each Securities Account and any sub-accounts created and maintained on the books and records of the Securities Intermediary for the deposit of Euros in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Euro Borrowing Base”: As of any Measurement Date, an amount equal to the aggregate sum of (i) the sum of the products, for each Eligible Loan denominated in Euros as of such date, of (A) the Applicable Percentage for each such Eligible Loan as of such date and (B) the Adjusted Borrowing Value of each such Eligible Loan as of such date, plus (ii) the amount of Euros that are Principal Collections on deposit in the Euro Account as of such date, minus (iii) the Unfunded Exposure Equity Amount with respect to Eligible Loans denominated in Euros, plus (iv) the amount of Euros that are Unfunded Exposure Collections on deposit in the Euro Account.

“Eurocurrency Business Day”: Any TARGET Day.

“Eurocurrency Rate Determination Day”: With respect to any Interest Period relating to EURIBOR, two (2) Eurocurrency Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the applicable interbank market, as determined by the Administrative Agent; provided that to the extent that such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Events of Default”: The meaning specified in Section 9.1.

“Excepted Persons”: The meaning specified in Section 12.13(a).

“Exchange Act”: The United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Amounts”: (i) Any amount received in the Collection Account with respect to any Loan included as part of the Collateral, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Governmental Authority on such Loan or on any Underlying Assets, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the Seller or any other Person from whom the Borrower purchased such Loan (including, without limitation, interest accruing prior to the date such Loan is purchased by the Borrower), (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Loans which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments or (v) any amount deposited into the Collection Account in error, in each case as determined by the Administrative Agent.

“Excluded Taxes”: Any of the following Taxes imposed on or with respect to an Affected Party or required to be withheld or deducted from a payment to an Affected Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Affected Party being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations or Commitments pursuant to a law in effect on the date on which (i) such Lender acquires such interest or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.13, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Lender’s failure to comply with Section 2.13(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Facility Amount”: $~~500,000,000~~400,000,000 as such amount may vary from time to time pursuant to Section 2.3 hereof; provided that on or after the Reinvestment Period End Date, the Facility Amount shall mean the Advances Outstanding.

“Facility Attachment Ratio”: With respect to any Eligible Loan, as of any date of determination, an amount equal to (a) if such Eligible Loan is a Broadly Syndicated Loan or a Middle Market Loan, the product of (i) the Net Senior Leverage Ratio, (ii) the Applicable property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree, order or appointment shall remain unstayed and in effect for a period of sixty (60) consecutive days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, (c) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or (d) the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Instrument”: The meaning specified in Section 9-102(a)(47) of the UCC.

“Interest”: For each Accrual Period and the Advances Outstanding, the sum of the products (for each day during such Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Interest Rate applicable on such day;
P	=	the Advances Outstanding on such
day;
D	=	360 days (or, to the extent the Interest Rate is based on (x) ~~Daily Simple~~ CORRA or ~~Daily Simple~~ SONIA, 365 days or (y) the Base Rate, 365 or 366 days, as applicable)~~.~~;

provided that, (i) no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law, and (ii) Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Interest Collection Account”: A sub-account of the Collection Account created and maintained on the books and records of the Securities Intermediary entitled “Interest Collection Account” in the name of the Borrower and subject to the Lien of the Collateral Agent for the benefit of the Secured Parties.

“Interest Collections”: All amounts received by the Borrower or the Collateral Agent that are not Principal Collections, to the extent received in Cash.

“Interest Coverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Interest Coverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Interest Coverage Ratio” or comparable definition, the ratio of (i) EBITDA to (ii) Cash Interest Expense of such Obligor as of such Relevant Test Period, as calculated by the Collateral Manager (on behalf of the Borrower) in good faith.

“Interest Period”: With respect to any Term Rate Advance, (x) in the case of the first Rollover Date for such Advance, the period commencing on and including the Funding Date of such Advance to but excluding such Rollover Date and (y) in the case of any subsequent Rollover Date, the one-month period commencing on and including the prior Rollover Date and ending on but excluding such Rollover Date; provided, that:

(a) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided further that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Termination Date; and

(d) there shall be no more than ten (10) Interest Periods in effect at any time unless consented to by the Administrative Agent in its reasonable discretion.

“Interest Rate”: (a) The Benchmark plus (b) the Applicable Spread; provided that, (x) if a Lender shall have notified the Administrative Agent that a Disruption Event has occurred with respect to an Available Currency, then, with respect to the Advances owing to such Lender accruing interest at the Benchmark applicable to such Available Currency or (y) during a Benchmark Unavailability Period with respect to the then-current Benchmark for an Available Currency, “Interest Rate” with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark shall mean the Base Rate plus the Applicable Spread until such Lender shall have notified the Administrative Agent that such Disruption Event or Secured Party, provided, in respect of any Revenue Recognition Implementation or Operating Lease Implementation, the Administrative Agent may waive any Material Modification resulting from such implementation pursuant to this clause (f).

“Measurement Date”: Each of the following: (i) each Determination Date; (ii) the date of any Borrower’s Notice; (iii) the date of any Discretionary Sale, Optional Sale, Reinvestment or Substitution; (iv) the date that a Responsible Officer of the Collateral Manager has actual knowledge of the occurrence of any Assigned Value Adjustment Event; (v) the date that the Administration provides notice to the Collateral Manager that the Assigned Value of any Loan has been adjusted; (vi) the date as of which any Collateral Management Report, as provided for in Section 6.8, is calculated; (vii) the date on which any Lender becomes a party hereto; (viii) any date on which the Borrower cures a Borrowing Base Deficiency; and (ix) each other date requested by the Administrative Agent.

“Middle Market Loan”: A Loan that (i) is not (and cannot by its terms become) subordinate in right of payment to any obligation of the related Obligor (except with respect to liquidation preferences, if any, for trade claims, working capital facilities, purchase money indebtedness, capitalized leases and other similar obligations in respect of certain specified pledged collateral, if any) in any bankruptcy, reorganization, insolvency, moratorium or liquidation proceedings, (ii) is secured by a pledge of collateral, which security interest is validly perfected and first priority under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments that are reasonable and customary for similar loans, and Liens accorded priority by law in favor of the United States or any State or agency), and (iii) has a value of collateral, as determined in good faith by the Collateral Manager, securing such Loan which, together with other attributes of the related Obligor (including its enterprise value), equals or exceeds the outstanding principal balance of the loan plus the aggregate outstanding principal balances of all other loans of equal or higher seniority secured by the same collateral.

“Minimum Equity Amount”: (a) If such date is prior to the first date on which the Adjusted Borrowing Values of all Eligible Loans exceed $~~500,000,000, $115,000,000~~400,000,000, $92,000,000 and (b) otherwise, $~~150,000,000~~120,000,000 .

“Moody’s”: Moody’s Investors Service, Inc., and any successor thereto.

“Multiemployer Plan”: A “multiemployer plan” as defined in Section 4001(a)(3) of ERISA that is subject to ERISA.

“Net Senior Leverage Ratio”: With respect to any Loan for any Relevant Test Period, either (a) the meaning of “Net Senior Leverage Ratio” or comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Net Senior Leverage Ratio” or comparable definition, the ratio of (i) the senior Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus the Unrestricted Cash of such Obligor as of such date to (ii) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Non-Hardwired Currency”: Each Available Currency other than Dollars. imposing such Tax (other than connections arising from such Affected Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Obligation or Transaction Document).

“Other Taxes”: All present or future stamp, court or documentary, intangible, mortgage, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Outstanding Balance”: With respect to any Loan as of any date of determination, (a) if such Loan is denominated and payable in Dollars, the outstanding principal balance of any advances or loans owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination and (b) if such Loan is denominated and payable in ~~an Available~~a Non-Hardwired Currency ~~other than Dollars~~, the equivalent in Dollars of the outstanding principal balance of any advances or loans, determined by the Collateral Manager using the Applicable Exchange Rate, owing to the Borrower from the related Obligor pursuant to the related Underlying Instruments as of such date of determination, in each case, exclusive of any interest and Accreted Interest.

“Participant Register”: The meaning specified in Section 12.16(d).

“Payment Date”: Quarterly on the 17th day of each January, April, July and October or, if such day is not a Business Day, the next succeeding Business Day, commencing in July 2016.

“Payment Duties”: The meaning specified in Section 7.2(b)(vii).

“Payment Recipient”: The meaning specified in Section 11.8(a).

“Pension Plans”: “Employee pension benefit plans,” as such term is defined in Section 3(2) of ERISA which are subject to Title IV of ERISA or Section 302 of ERISA or Section 412 of the Code and maintained by the Borrower, or in which employees of the Borrower are entitled to participate, other than a Multiemployer Plan.

“Permitted Investments”: Negotiable instruments or securities or other investments, which may include obligations or securities of issuers for which the Collateral Agent or an Affiliate of the Collateral Agent provides services or receives compensation that (i) except in the case of demand or time deposits and investments in money market funds, are represented by instruments in bearer or registered form or ownership of which is represented by book entries by a Clearing Agency or by a Federal Reserve Bank in favor of depository institutions eligible to have an account with such Federal Reserve Bank who hold such investments on behalf of their customers, (ii) as of any date of determination, mature by their terms on or prior to the Business Day preceding the next Payment Date, and (iii) evidence:

“Register”: The meaning specified in Section 12.16(b).

“Regulation U”: Regulation U of the Board of Governors of the Federal Reserve System, 12 C.F.R. § 221, or any successor regulation.

“Reinvestment”: The meaning specified in Section 2.14(a)(i).

“Reinvestment Notice”: Each notice required to be delivered by the Collateral Manager in respect of any Reinvestment of Principal Collections pursuant to Section 3.2(b) in the form of Exhibit A-3.

“Reinvestment Period”: The period commencing on the Closing Date and ending on the day preceding the Reinvestment Period End Date.

“Reinvestment Period End Date”: The earliest to occur of:

(a) May 31, 2027, as such date may be extended pursuant to Section 2.3(c) hereof;

(b) the Termination Date pursuant to Section 9.2(a)(i);

(c) the date of the declaration of the Reinvestment Period End Date pursuant to Section 9.2(a)(ii);

(d) the appointment of a replacement Collateral Manager pursuant to Section 6.11; or

(e) the date of the termination of all of the Commitments pursuant to Section 2.3(a).

“Related Parties”: With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body”: (a) With respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Non-Hardwired Currency, (1) the central bank for the ~~Available~~Non-Hardwired Currency in which such amounts are denominated, or calculated with respect to, or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark Replacement or (B) the administrator of such Benchmark Replacement or (2) any working group or committee officially endorsed or convened by (A) the central bank for the ~~Available~~Non-Hardwired Currency in which such amounts are denominated, or calculated with respect to, (B) any central bank or other supervisor that is responsible for accompanied by an original executed affidavit and indemnity from the Borrower to the Collateral Agent); and

(b) any of (i) unless such Loan is a Noteless Loan, an unbroken chain of endorsements from each prior holder of such promissory note to the Borrower, (ii) executed copies of an unbroken chain of assignment and assumption agreements, transfer documents or instruments relating to such Loan evidencing the assignment of such Loan from each prior third party owner thereof to the Borrower, (iii) an executed assignment and assumption agreement, transfer document or instrument relating to such Loan evidencing the assignment of such Loan to the Borrower that, to the extent required by the Underlying Instruments, is counter-signed by the applicable underlying administrative agent, (iv) a copy of the loan register held by the administrative agent for such Loan showing that the Borrower is the lender of record with respect to such Loan, or (v) a copy of the executed credit or loan agreement to which the Borrower was an original signatory (which includes such Borrower’s commitment).

“Required Reports”: Collectively, the Borrowing Base Certificate, the Collateral Management Report, financial statements of each Obligor, the Collateral Manager and the Borrower required to be delivered under the Transaction Documents, the annual statements as to compliance and the annual independent public accountant’s report pursuant to Section 6.8(d).

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person or of the general partner, administrative manager or managing member of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person or of the general partner, administrative manager or managing member of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, and with respect to the Collateral Agent or Securities Intermediary, an officer to whom a corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and having direct responsibility for the administration of this transaction.

“Restricted Payment”: (i) Any dividend or other distribution, direct or indirect, on account of any class of membership interests of the Borrower now or hereafter outstanding, except a dividend or distribution paid solely in interests of that class of membership interests or in any junior class of membership interests of the Borrower; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of membership interests of the Borrower now or hereafter outstanding, and (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire membership interests of the Borrower now or hereafter outstanding.

“Revaluation Date”: Subject to Section 2.5, with respect to any Advance denominated in an Alternative Currency, each of the following: (i) the Funding Date of such Advance but only as to the amounts so borrowed on such date, (ii) each date of a Rollover of such Advance pursuant to the terms of this Agreement, but only as to the amounts so renewed on such date, and (iii) such additional dates as the Administrative Agent shall determine.

“Revenue Recognition Implementation”: The implementation by an Obligor of IFRS 15/ASC 606.

“Review Criteria”: The meaning specified in Section 7.2(b)(i).

“Revolving Loan”: A Broadly Syndicated Loan or a Middle Market Loan (other than a Delayed Draw Loan) that under the Underlying Instruments relating thereto may require one or more future advances to be made to the Obligor by the Borrower; provided that, any such Loan will be a Revolving Loan only until all commitments by the Borrower to make advances to the Obligor thereof expire, or are terminated, or are irrevocably reduced to zero.

“Rollover”: The renewal of all or any part of any Term Rate Advance upon the expiration of the applicable Interest Period with respect thereto.

“Rollover Date”: The date that is one (1) Business Day after the immediately preceding Determination Date.

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto.

“Sale Agreement”: The Loan Sale Agreement, dated as of the date hereof by and between the Seller and the Borrower.

“Sanction” or “Sanctions”: Individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future statute or executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over the Borrower, the Collateral Manager, the Equityholder or any of their respective Subsidiaries.

“Sanctioned Person”: Any Person that is a target of Sanctions, including without limitation, a Person that is: (a) on any list of targets identified or designated pursuant to any Sanctions, including those listed on OFAC’s Specially Designated Nationals (SDN) and Blocked Persons List and OFAC’s Consolidated Non-SDN List; (b) a legal entity that is a Sanctions target based on the ownership or control of such legal entity by Sanctioned Person(s); or (c) a Sanctions target pursuant to any territorial or country-based Sanctions program.

“Scheduled Payment”: Each scheduled payment of principal and/or interest required to be made by an Obligor on the related Loan, as adjusted pursuant to the terms of the related Underlying Instruments, if applicable.

“Second Amendment Closing Date”: September 28, 2018.

“Second Lien Loan”: A Loan that (i) does not satisfy each requirement set forth in the definition of “Broadly Syndicated Loan,” “First Lien Last Out Loan” or “Middle Market Loan,” (ii) is secured by a valid and perfected second priority Lien on all of the Obligor’s assets constituting Underlying Assets for the Loan (whether or not there is also a Lien of a higher or lower priority in additional collateral), (iii) with respect to priority of payment obligations is pari passu with the indebtedness of the holder with the second priority Lien, and (iv) pursuant to an intercreditor agreement between the Borrower and the holder of the first priority Lien over the Underlying Assets, the amount of Indebtedness secured by such first priority Lien is limited (in terms of aggregate dollar amount or percent of outstanding principal or both).

“Section 28(e)”: The meaning specified in Section 6.2(l).

“Secured Party”: (i) Each Lender, (ii) the Administrative Agent, (iii) the Collateral Agent, (iv) the Securities Intermediary and (v) solely with respect to the right to receive fees, expenses and indemnities owing to it hereunder, the Collateral Manager.

“Securities Account”: The meaning specified in Section 8-501(a) of the UCC.

“Securities Account Control Agreement”: The Account Control Agreement, dated as of the date hereof, among the Borrower, the Collateral Agent and Wells Fargo as the Securities Intermediary, as the same may be amended, modified, waived, supplemented or restated from time to time.

“Securities Act”: The U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary”: Wells Fargo, or any subsequent (i) Clearing Corporation; or (ii) Person, including a bank or broker, that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity or agreeing to act in such capacity pursuant to the Securities Account Control Agreement.

“Security Certificate”: The meaning specified in Section 8-102(a)(16) of the UCC.

“Security Entitlement”: The meaning specified in Section 8-102(a)(17) of the UCC.

“Seller”: The meaning specified in the Preamble.

~~“Seventh Amendment Closing Date”: May 31, 2024.~~

“Similar Law”: The meaning specified in Section 4.1(w)(ii).

“SOFR”: A rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: The Federal Reserve Bank of New York (or any successor administrator).

“SOFR Administrator’s Website”: The website of the SOFR Administrator, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“SOFR Rate Day”: The meaning specified in the definition of “Daily Simple SOFR.”

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair saleable value of the property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts and other liabilities as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature or become due in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and does not propose to engage in a business or a transaction, for which such Person’s property assets would constitute unreasonably small capital.

“SONIA”: A rate equal to the sterling overnight index average as administered by the SONIA Administrator.

“SONIA Administrator”: The Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website”: The Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Business Day”: Any day (other than a Saturday or a Sunday) on which banks are not required or authorized to be closed in London.

“SONIA Determination Day”: The meaning specified in the definition of “Daily Simple SONIA”.

“SONIA Rate Day”: The meaning specified in the definition of “Daily Simple SONIA”.

“Spot Rate”: Subject to Section 2.5, for any Alternative Currency, the rate provided (either by publication or otherwise provided or made available to the Administrative Agent) by Thomson Reuters Corp. (or equivalent service chosen by the Administrative Agent in its reasonable discretion) as the spot rate for the purchase of such Alternative Currency with another currency at a time selected by the Administrative Agent in accordance with the procedures generally used by the Administrative Agent for syndicated credit facilities in which it acts as administrative agent.

“Subsidiary”: As to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitution”: The meaning specified in Section 2.14(b).

“T2”: The real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day”: Any day on which T2 is open for the settlement of payments in Euros.

“Taxes”: All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA”: For any Interest Period with respect to Advances denominated in Canadian Dollars, the greater of (i) the sum of (x) the Term CORRA Reference Rate for a period of one month, at approximately 10:00 a.m. (Toronto time) on the day (such day, a “Term CORRA Determination Day”) that is two (2) CORRA Business Days prior to the first day of such Interest Period as such Term CORRA Reference Rate is published by the Term CORRA Administrator plus (y) the Term CORRA Adjustment and (ii) the Floor. If, by 5:00 p.m. (Toronto time) on any Term CORRA Determination Day, the Term CORRA Reference Rate for a period of one month has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for a period of one month as published by the Term CORRA Administrator on the first preceding CORRA Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding CORRA Business Day is not more than three (3) CORRA Business Days prior to such Term CORRA Determination Day; provided further that in no event shall Term CORRA determined pursuant to this sentence be less than the Floor.

“Term CORRA Adjustment”: A percentage equal to 0.29547% (29.547 basis points) per annum.

“Term CORRA Administrator”: CanDeal Benchmark Administration Services Inc. (“CanDeal”) or, in the reasonable discretion of Administrative Agent, TSX Inc. or an affiliate of TSX Inc. as the publication source of the CanDeal/TMX Term CORRA benchmark that is administered by CanDeal (or a successor administrator of the Term CORRA Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term CORRA Determination Day”: The meaning specified in the definition of “Term CORRA.”

“Term CORRA Reference Rate”: The forward-looking term rate based on CORRA.

“Term Rate Advance”: Any Advance that bears interest at a rate based on Term CORRA or EURIBOR.

“Termination Date”: The earliest of (a) the date of the termination of all the Commitments pursuant to Section 2.3(a), (b) the Facility Maturity Date, and (c) the date of the declaration of the Termination Date or the date of the automatic occurrence of the Termination Date pursuant to Section 9.2(a).

“Third Party Agented Loan”: Any Loan originated as part of a syndicated loan transaction that has one (1) or more administrative, paying and/or collateral agents who are not the Borrower, Collateral Manager or any Affiliate thereof and receive payments and hold the collateral pledged by the related Obligor on behalf of all lenders with respect to the related credit facility.

“Total Net Leverage Ratio”: With respect to any Loan for any Relevant Test Period either (a) the meaning of “Total Net Leverage Ratio” or any comparable definition set forth in the Underlying Instruments for such Loan, or (b) in the case of any Loan with respect to which the related Underlying Instruments do not include a definition of “Total Net Leverage Ratio” or comparable definition, the ratio of the ratio of (a) Indebtedness (including, without limitation, such Loan) of the applicable Obligor as of the date of determination minus Unrestricted Cash of such Obligor as of such date to (b) EBITDA of such Obligor with respect to the applicable Relevant Test Period, as calculated by the Borrower or the Collateral Manager in good faith.

“Tranche Size”: With respect to any Loan, the dollar value of the tranche of Indebtedness of the applicable Obligor currently held or contemplated for purchase by the Borrower, which may include, in the sole discretion of the Administrative Agent, any Indebtedness under another tranche that (x) is an obligation of the same Obligor under the same Underlying Instrument, (y) pari passu with such Loan and (z) has the same material terms as such Loan.

“Transaction”: The meaning specified in Section 3.2.

(l) reference to the date of any acquisition or disposition of any Collateral, or the date on which any asset is added to or removed from the Collateral shall mean the related “settlement date” and not the related “trade date”;

(m) references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of a responsible officer of such Person;

(n) for purposes of this Agreement, an Event of Default shall be deemed to be continuing until it is waived in accordance with Section 12.1;

(o) any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its sole discretion;

(p) for purposes of calculating the Aggregate Borrowing Base, Adjusted Borrowing Value and Unfunded Exposure Equity Amount on any date of determination, the Aggregate Borrowing Base, Adjusted Borrowing Value and Unfunded Exposure Amount of the applicable Loans (or Advances) shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate and for purposes of determining the existence or occurrence of any Borrowing Base Deficiency, the Advances Outstanding shall be converted to Dollars, if necessary, by the Collateral Manager using the Applicable Exchange Rate;

(q) (i) all Canadian Dollars will be deposited into the Canadian Dollar Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Canadian Dollar Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same, (ii) all Euros will be deposited into the Euro Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the Euro Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same and (iii) all GBP will be deposited into the GBP Account and will remain in such account unless otherwise provided for herein; the Collateral Agent shall maintain records designating the amounts in the GBP Account as Principal Collections, Interest Collections or Unfunded Exposure Collections; and the Collateral Agent’s reports shall indicate the same;

(r) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Transaction Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles; and

(s) neither the Administrative Agent nor the Borrower warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of or any other matter related to Daily Simple SOFR, Daily Simple SONIA, Term CORRA, EURIBOR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or with respect to any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.18, will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Daily Simple SOFR ~~such Benchmark~~, Daily Simple SONIA, Term CORRA, EURIBOR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and their Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error in any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

THE ADVANCES AND RELATED MATTERS

Section 2.1 The Advances.

(a) During the Reinvestment Period, the Borrower may, at its option, request the Lenders to make advances of funds (each, an “Advance”) under this Agreement pursuant to a Funding Notice; provided, however, that no Lender shall be obligated to make any Advance on or after the date that is two (2) Business Days prior to the Reinvestment Period End Date, unless the Borrower has entered into a binding commitment to purchase an Eligible Loan prior to the declaration of the Termination Date or the Reinvestment Period End Date pursuant to Section 9.2(a) and the related Advance Date is not more than thirty (30) days after such declaration.

(b) Following the receipt of a Funding Notice during the Reinvestment Period and subject to the terms and conditions hereinafter set forth, the Lenders shall fund such Advance. Notwithstanding anything to the contrary herein, no Lender shall be obligated to make any Advance if, after giving effect to such Advance and the addition to the Collateral of the Eligible Loans to be acquired by the Borrower with the proceeds of such Advance, (i) in the reasonable discretion of any such Lender, a Default or Event of Default would be expected to result therefrom or (ii) a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency would occur.

(c) The Borrower may, with the written consent of the Administrative Agent, add additional Persons who satisfy the requirements set forth in Section 12.16 as Lenders and increase the Commitments hereunder; provided that the Commitment of any Lender may only be increased with the prior written consent of such Lender and the Administrative Agent. Each additional Lender shall become a party hereto by executing and delivering to the Administrative Agent, the Collateral Agent, the Collateral Manager and the Borrower a Transferee Letter and a Joinder Supplement.

Section 2.2 Procedures for Advances by the Lenders.

(a) Subject to the limitations set forth in Section 2.1(a), the Borrower may request an Advance from the Lenders by delivering to the Lenders at certain times the information and documents set forth in this Section 2.2.

(b) With respect to all Advances, (A) if the Advance is denominated in Dollars, no later than 2:00 p.m. on the proposed Funding Date, (B) if the Advance is denominated in GBP, no later than 3:00 p.m. at least five (5) Business Days prior to the proposed Funding Date and (C) if the Advance is denominated in an Available Currency other than Dollars or GBP, no later than 3:00 p.m. at least three (3) Business Days prior to the proposed Funding Date (or, in each case, such shorter time period as is acceptable to the Administrative Agent), the Borrower (or the Collateral Manager on the Borrower’s behalf) shall deliver:

(i) to the Administrative Agent (with a copy to the Collateral Agent) a wire disbursement and authorization form, to the extent not previously delivered; and

(ii) to the Administrative Agent (with a copy to each Lender and the Collateral Agent) a duly completed Funding Notice (including a duly completed Borrowing Base Certificate updated to the date such Advance is requested and giving pro forma effect to the Advance requested and the use of the proceeds thereof) which shall (i) specify the desired amount of such Advance, which amount shall not cause a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency) in the relevant Available Currency and must be at least equal to $500,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) (or such lesser amount as may be required to fund a draw under a Revolving Loan or Delayed Draw Loan), to be allocated to each Lender in accordance with its Pro Rata Share, (ii) specify the proposed Funding Date of such Advance, (iii) specify the Loan(s) (if any) to be financed on such Funding Date (including the appropriate file number, Obligor, Outstanding Balance, Assigned Value and Purchase Price for such Loan(s) (if any)), and (iv) include a representation that all conditions precedent for an Advance described in Article III hereof have been met. Each Funding Notice shall be irrevocable. If any Funding Notice is received by the Administrative Agent, the Collateral Agent and each Lender after 2:00 p.m. on the proposed Funding Date or on a day that is not a Business Day, such Funding Notice shall be deemed to be received by the Administrative Agent, the Collateral Agent and each Lender at 9:00 a.m. on the next Business Day.

(c) On the proposed Funding Date, subject to the limitations set forth in Section 2.1(a) and upon satisfaction of the applicable conditions set forth in Article III, each Lender shall make available to the Borrower in same day funds, by wire transfer to the account designated by the Borrower in the Funding Notice given pursuant to this Section 2.2, an amount equal to such Lender’s Pro Rata Share of the least of (i) the amount requested by the Borrower for such Advance, (ii) the aggregate unused Commitments then in effect and (iii) the maximum amount that, after taking into account the proposed use of the proceeds of such Advance, could be advanced to the Borrower hereunder without causing a Borrowing Base Deficiency or a Borrowing Base Deficiency (Currency).

(d) On each Funding Date, the obligation of each Lender to remit its Pro Rata Share of any such Advance shall be several from that of each other Lender and the failure of any Lender to so make such amount available to the Borrower shall not relieve any other Lender of its obligation hereunder.

(e) Each Term Rate Advance shall automatically Rollover upon the termination of each applicable Interest Period without notice from the Borrower until repaid. On each Rollover Date, all Term Rate Advances in the same Available Currency that are outstanding on such Rollover Date shall, whether or not they are separate Term Rate Advances prior to such Rollover Date, be combined into a single Term Rate Advance in such Available Currency with one (1) Interest Period related to such Term Rate Advance.

Section 2.3 Reduction of the Facility Amount; Principal Repayments.

(a) The Borrower (or the Collateral Manager on behalf of the Borrower) may irrevocably terminate the Commitments in whole or irrevocably reduce in part the portion of the Commitments that exceed the sum of the Advances Outstanding and accrued Interest and Breakage Costs with respect thereto; provided that (i) the Borrower shall provide a Repayment Notice at least two (2) Business Days prior to the date of such termination or reduction to the Administrative Agent (with a copy to the Collateral Manager); (ii) any partial reduction of the Commitments shall be in an amount equal to $5,000,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) and in integral multiples of $500,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) in excess thereof, and (iii) in the case of such termination or reduction on or prior to the ~~one~~eighteen (~~1~~18)  ~~year~~month anniversary of the ~~Seventh~~Eighth Amendment Closing Date other than in connection with an amendment and restatement of this Agreement, the Borrower shall pay to the Administrative Agent for distribution to the Lenders the applicable Commitment Reduction Fee. Each notice of a reduction or termination pursuant to this Section 2.3(a) shall be irrevocable. The applicable Commitment of each Lender shall be reduced by an amount equal to its Pro Rata Share (prior to giving effect to any reduction of the Commitments hereunder) of the aggregate amount of any reduction under this Section 2.3(a).

(b) The Borrower (or the Collateral Manager on behalf of the Borrower) may, at any time, reduce Advances Outstanding; provided that, other than a reduction pursuant to Section 2.7 or 2.8 (i) the Borrower shall provide a Repayment Notice at least two (2) Business Days prior to the date of such reduction to the Administrative Agent, the Collateral Agent and the Lenders (provided that same day notice may be given with respect to curing any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency)) and (ii) any reduction of Advances Outstanding (other than with respect to repayments of Advances Outstanding made by the Borrower to reduce Advances Outstanding such that no Borrowing Base Deficiency or

Borrowing Base Deficiency (Currency) exists) shall be in a minimum amount of $500,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) and in integral multiples of $100,000 (or the ~~equivalent amount in the applicable Available~~Alternative Currency Equivalent thereof) in excess thereof. In connection with any such reduction of Advances Outstanding, the Borrower (or, in the case of curing a Borrowing Base Deficiency, the Equityholder on behalf of the Borrower) shall deliver (1) to the Administrative Agent, the Collateral Agent and each Lender of such Advances, a Repayment Notice and (2) funds to the Collateral Agent for payment to the Lenders of such Advances sufficient to repay such Advances Outstanding, accrued Interest thereon and any Breakage Costs which may include instructions to the Collateral Agent to use funds from the Principal Collection Account and/or funds otherwise provided by the Borrower or the Equityholder to the Collateral Agent with respect thereto; provided that, the Advances Outstanding will not be reduced unless sufficient funds have been remitted to pay all such amounts referred to in this sentence in full. Any Advance so repaid may, subject to the terms and conditions hereof, be reborrowed during the Reinvestment Period. Any Repayment Notice relating to any repayment pursuant to this Section 2.3(b) shall be irrevocable.

(c) At any time after the twelve-month anniversary of the Closing Date and prior to the end of the Reinvestment Period, the Borrower may deliver to the Administrative Agent (which shall promptly deliver the same to the Lenders) a notice requesting that the Reinvestment Period and/or the Facility Maturity Date be extended. Each Lender shall have the right in its sole discretion to approve or deny any such extension request. Upon written notice from the Administrative Agent and each Lender agreeing to such extension, the Reinvestment Period and/or the Facility Maturity Date, as applicable, shall be extended to such date as is approved by each Lender for all purposes hereof.

(d) Unless sooner prepaid pursuant to the terms hereof, the Advances Outstanding shall be repaid in full on the Termination Date or on such later date as is agreed to in writing by the Borrower, the Collateral Manager, the Administrative Agent and the Lenders.

Section 2.4 Determination of Interest.

(a) The Collateral Agent shall determine the Interest (including unpaid Interest related thereto, if any, due and payable on a prior Payment Date) to be paid by the Borrower on each Payment Date for the related Accrual Period and shall advise the Collateral Manager and the Borrower thereof on the third Business Day prior to such Payment Date.

(b) No provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law.

(c) No Interest shall be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

~~(d) Interest due on any Payment Date shall be calculated on the Determination Date immediately preceding such Payment Date using the Applicable Exchange Rate~~ as of such ~~Determination Date.~~

(d) ~~(e)~~ In connection with the use or administration of any Benchmark, the Administrative Agent will have the right, in consultation with the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Transaction Document. The Administrative Agent will promptly notify the Borrower, the Collateral Agent and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of any Benchmark.

Section 2.5 ~~[Reserved].~~Exchange Rates; Currency Equivalents; Daily Simple RFR Advances.

(a) The Administrative Agent shall determine the Dollar Equivalent amount of each Advance denominated in an Alternative Currency. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur. Except for purposes of any Required Reports or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Advances Outstanding in any Alternative Currency for purposes of the Transaction Documents (including, for the avoidance of doubt, calculation of the Non-Usage Fee) shall be such Dollar Equivalent amount as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with the making, Rollover or prepayment of an Advance, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Advance is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

(c) Notwithstanding the foregoing provisions of this Section 2.5 or any other provision of this Agreement, in connection with Daily Simple RFR Advances in an Alternative Currency, the Spot Rate on the applicable Funding Date shall be the Spot Rate in effect as of the Revaluation Date applicable to the first Advance of any such Daily Simple RFR Advances in such Alternative Currency (or, if applicable, any later Revaluation Date pursuant to clause (iii) of the definition of “Revaluation Date”).

Section 2.6 Borrowing Base Deficiency Cures.

Any Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) may be cured by the Borrower taking one or more of the following actions:

(i) crediting Cash into the Principal Collection Account;

(ii) repaying the applicable Advances Outstanding in accordance with Section 2.3(b); or

(iii) posting additional Eligible Loans and/or Permitted Investments as Collateral or effecting a Substitution of a new Eligible Loan for an existing Loan; provided that the amount of any reduction of a Borrowing Base Deficiency or Borrowing second, pro rata to each applicable party to pay all other amounts outstanding under the Transaction Documents;

(9) to the applicable Governmental Authority, any Tax or withholding Tax which, if not paid, could result in a Lien on any of the Collateral; and

(10) any remaining amounts shall be deemed released from the Lien of the Collateral Agent hereunder and distributed to the Borrower or any nominee thereof.

Section 2.9 Collections and Allocations.

(a) Collections. The Collateral Manager shall promptly identify any Collections received directly by it as Interest Collections or Principal Collections in any Available Currency and shall transfer (i) all Collections denominated in Dollars to the appropriate Collection Account within three (3) Business Days after its receipt thereof, (ii) all Collections denominated in Canadian Dollars to the Canadian Dollar Account within three (3) Business Days after its receipt and identification thereof, (iii) all Collections denominated in Euros to the Euro Account within three (3) Business Days after its receipt and identification thereof and (iv) all Collections denominated in GBP to the GBP Account within three (3) Business Days after its receipt and identification thereof. Upon the receipt of Collections in the Collection Account during any Accrual Period, the Collateral Manager shall identify Principal Collections and Interest Collections no later than the Measurement Date related to the Payment Date immediately following such Accrual Period and direct the Collateral Agent and Securities Intermediary to transfer the same to the Principal Collection Account, the Interest Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, respectively. All Collections in (i) Canadian Dollars shall be deposited into the Canadian Dollar Account, (ii) Euros shall be deposited into the Euro Account and (iii) GBP shall be deposited into the GBP Account. For purposes of Section 2.7, any Principal Collections and Interest Collections shall be applied on any Payment Date (i) first, to make payments in the applicable Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency), as converted by the Collateral Agent at the direction of the Collateral Manager using the Applicable Exchange Rate; provided, that such payments shall be subject to availability of such funds pursuant to Section 2.7. The Collateral Manager shall instruct the Collateral Agent on the Determination Date immediately preceding each Payment Date, to convert amounts on deposit in any ~~Available~~Non-Hardwired Currency ~~other than Dollars~~ into Dollars to the extent necessary to make payments pursuant to Section 2.7 (as determined by the Collateral Manager using the Applicable Exchange Rate). Any Principal Collections may be converted by the Collateral Agent at the direction of the Collateral Manager into another Available Currency on any Business Day (other than a Payment Date) using the Applicable Exchange Rate so long as no Borrowing Base Deficiency or Borrowing Base Deficiency (Currency) exists either prior to or after giving effect to such conversion. The Collateral Manager shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent and the Collateral Agent of any such conversion. The Collateral Manager shall further include a statement as to the amount of Principal Collections and Interest Collections on deposit in the Principal Collection Account and the Interest Collection Account on each Reporting Date in the Collateral Management Report delivered pursuant to Section 6.8(c).

(b) Excluded Amounts. With the prior written consent of the Administrative Agent, the Collateral Manager may direct the Collateral Agent and the Securities Intermediary to withdraw from the Collection Account and pay to the Person entitled thereto any amounts credited thereto constituting Excluded Amounts if the Collateral Manager has, prior to such withdrawal and consent, delivered to the Administrative Agent, the Collateral Agent, the Borrower and each Lender a report setting forth the calculation of such Excluded Amounts in form and substance reasonably satisfactory to the Administrative Agent and each Lender.

(c) Initial Deposits. On the initial Funding Date with respect to any Loan, the Collateral Manager will deposit or cause to be deposited into the Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, all Collections received in respect of such Loan on such initial Funding Date. The Borrower shall confirm to the Administrative Agent in writing when it has provided each such payment instruction.

(d) Investment of Funds. All uninvested amounts on deposit in the Collection Account, the Canadian Dollar Account, the Euro Account and the GBP Account shall be invested pursuant to clause (b) (or, upon written notice from the Collateral Manager to the Collateral Agent, clause (c)) of the definition of Permitted Investments. All earnings (net of losses and investment expenses) thereon shall be retained or deposited into the Principal Collection Account, the Canadian Dollar Account, the Euro Account or the GBP Account, as applicable, in each case as Principal Collections, and shall be applied on each Payment Date pursuant to the provisions of Section 2.7 or Section 2.8 (as applicable).

(e) Unfunded Exposure Account. On the last day of the Reinvestment Period, the Borrower shall fund an amount equal to the Unfunded Exposure Amount into the Unfunded Exposure Account. All funding requests associated with the Unfunded Exposure Amount shall be made from the Unfunded Exposure Account after the Reinvestment Period End Date. All uninvested amounts on deposit in the Unfunded Exposure Account shall be invested pursuant to clause (b) (or, upon written notice from the Collateral Manager to the Collateral Agent, clause (c)) of the definition of Permitted Investments.

Section 2.10 Payments, Computations, etc.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Borrower hereunder shall be paid or deposited in accordance with the terms hereof no later than 3:00 p.m. on the day when due in lawful money of the United States in immediately available funds and any amount not received before such time shall be deemed received on the next Business Day. The Borrower shall, to the extent permitted by law, pay to the Secured Parties interest on all amounts not paid or deposited when due hereunder at 2.00% per annum above the Prime Rate, payable on demand; provided that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of the applicable Secured Party. All computations of interest and other fees hereunder shall be made on the basis of a year consisting of 360 days (other than calculations with respect to (x) ~~Daily Simple~~ CORRA or ~~Daily Simple~~ SONIA, which shall be based on a year consisting

Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.18(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.18, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Transaction Document, except, in each case, as expressly required pursuant to this Section 2.18.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Transaction Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if any then-current Benchmark is a term rate (including EURIBOR or Term CORRA) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) ~~(d)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any pending request for an Advance denominated in the applicable Available Currency to be made during any Benchmark Unavailability Period. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not ~~available~~an Available Tenor, the Base Rate shall be used instead of such Benchmark to calculate Interest with respect to the Advances Outstanding that bear interest at a rate based on such Benchmark.

ARTICLE III

CONDITIONS TO CLOSING AND ADVANCES

Section 3.1 Conditions to Closing.

No Lender shall be obligated to make any Advance hereunder, nor shall any Lender, the Administrative Agent or the Collateral Agent be obligated to take, fulfill or perform

Annex B

Lender	Commitment
Wells Fargo Bank, National Association	$	~~500,000,000~~400,000,000

Annex B to LSA